UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2023 (December 6, 2023)

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Coconut Palm Drive

Tampa, Florida 33619

(Address, including zip code, of principal executive offices)

(813) 405-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2023, HCI Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citizens JMP Securities, LLC, as representative of the several underwriters thereto (the “Underwriters”), relating to the previously announced underwritten offering of 1,000,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock” and such offering, the “Offering”).

Under the terms of the Underwriting Agreement, the Company agreed to issue and sell the Shares to the Underwriters at a price to the public of $78.00 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to 150,000 additional shares of Common Stock at the same public offering price per share, less underwriting discounts and commissions (the “Option”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriters may be required to make because of any of those liabilities.

The Offering was registered under the Securities Act pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-274424), as previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), a base prospectus included as part of the registration statement, and a final prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Offering is expected to close on December 11, 2023. The Company intends to use the approximately $73.4 million of net proceeds from the Offering, assuming the Option is not exercised, for general corporate purposes, including the continued assumption of policies from Citizens Property Insurance Corporation.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A copy of the legal opinion of Foley & Lardner LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 6, 2023, the Company issued press releases announcing the launch of the Offering and the pricing of the Offering. Copies of each such press release are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information included in Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 6, 2023, by and between HCI Group, Inc. and Citizens JMP Securities, LLC.

5.1	Legal Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

99.1	Press Release, issued by the Company on December 6, 2023.

99.2	Press Release, issued by the Company on December 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: December 7, 2023	By:	/s/ Andrew L. Graham
	Name:	Andrew L. Graham
	Title:	General Counsel